UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Energy Transfer Partners, L.P. (“ETP”) is filing this Amendment to its Current Report on Form 8-K/A filed on November 7, 2011 (the “Original Report”) to update the unaudited pro forma condensed consolidated financial information included as Exhibit 99.1 to the Original Report, and to provide addition disclosure under the heading “El Paso Litigation” below.

Item 8.01. Other Events.

Pro Forma Financial Information

On November 7, 2011, ETP filed the Original Report on Form 8-K to provide investors with unaudited pro forma condensed consolidated financial information in connection with (i) ETP’s proposed transaction to contribute its propane operations to AmeriGas Partners, L.P. (“AmeriGas”) in exchange for approximately $2.9 billion in cash and common units representing limited partner interests in AmeriGas and (ii) ETP’s proposed transaction to acquire a 50% interest in Citrus Corp., which owns 100% of the Florida Gas Transmission pipeline system and is currently jointly owned by Southern Union Company and El Paso Corporation, in exchange for $1.895 billion in cash and $105 million in ETP common units.

The unaudited pro forma condensed consolidated financial information included with this filing amends and supersedes in its entirety the unaudited pro forma condensed consolidated financial information included as Exhibit 99.1 to the Current Report on Form 8-K filed on November 7, 2011.

Exhibit 99.1 to this Current Report on Form 8-K/A presents the following unaudited pro forma condensed consolidated financial information, which has been prepared in accordance with Article 11 of Regulation S-X:

•	Unaudited pro forma condensed consolidated balance sheet as of September 30, 2011;

•	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011;

•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010; and

•	Notes to unaudited pro forma condensed consolidated financial statements.

El Paso Litigation

On November 17, 2011, CrossCountry Energy LLC (“CrossCountry”), a wholly owned subsidiary of Southern Union Company (“SUG”), filed a petition in the Court of Chancery in the State of Delaware seeking a declaratory judgment against El Paso Corporation (“El Paso”) that El Paso’s right of first refusal under a Capital Stock Agreement (“CSA”) governing the Citrus Corp. joint venture between CrossCountry and El Paso would not be triggered by ETP’s previously announced acquisition by merger of a 50% interest in Citrus Corp, which owns 100% of the Florida Gas Transmission pipeline (the “Citrus Acquisition”). This petition was filed by CrossCountry following an exchange of letters between El Paso and SUG in which El Paso stated that it believed the Citrus Acquisition violated the provisions of the CSA related to transfers of equity interests with respect to Citrus Corp. Citrus Corp. owns and operates the Florida Gas Transmission Pipeline. On December 27, 2011, El Paso filed its answer to CrossCountry’s petition and, in addition, El Paso brought third-party claims against ETP, ETE and SUG. El Paso’s third-party complaint against ETP seeks declaratory relief regarding El Paso’s rights under the CSA. Specifically, El Paso claims that the Citrus Acquisition violates its right of first refusal and seeks rescission of the Citrus Acquisition or, alternatively, damages. The parties are currently engaged in discovery and the case is scheduled to go to trial on April 26, 2012. ETP believes that El Paso’s assertions related to the Citrus Acquisition under the CSA are without merit.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners, GP, L.P., its general partner
By:	Energy Transfer Partners, L.L.C. its general partner

Date: January 9, 2012

/s/ Martin Salinas, Jr.
Martin Salinas, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.